As filed with the Securities and Exchange Commission on October 28, 1998

                                        Registration No. 333-____

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                                  FORM  S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                                  QMS, INC.
________________________________________________________________________________
            (Exact Name of Registrant as Specified in its Charter)

   DELAWARE                                           63-0737870
________________________________________________________________________________
(State or Other Jurisdiction of                   (I.R.S. Employer
Incorporation or Organization)                     Identification No.)

                       ONE MAGNUM PASS, MOBILE, ALABAMA              36618
________________________________________________________________________________
                   (Address of Principal Executive Offices)       (Zip Code)

                  QMS, INC. STOCK OPTION PLAN FOR DIRECTORS
________________________________________________________________________________
                           (Full Title of the Plan)

                               James A. Wallace
                                  QMS, Inc.
                    One Magnum Pass, Mobile, Alabama 36618
________________________________________________________________________________
                   (Name and Address of Agent for Service)


                                (334) 633-4300
________________________________________________________________________________
        (Telephone Number, Including Area Code, of Agent for Service)

                                   Copy to:

                            R. Preston Bolt, Esq.
                            Hand Arendall, L.L.C.
                          3000 AmSouth Bank Building
                            Mobile, Alabama  36602

                       CALCULATION OF REGISTRATION FEE
________________________________________________________________________________

Title of                      Proposed       Proposed
Securities                    Maximum        Maximum             Amount of
to be           Amount        Offering Price Aggregate Offering  Registration
Registered     Registered(1)  Per Share(2)   Price (3)           Fee
               ______________________________________________________________

Common Stock,     250,000     $3.4375        $859,375            $253.52
$0.01 par value   shares

_____________________________________________________________________________

(1) Representing shares of the Registrant's Common Stock, $0.01 par value (the "Common Stock") to be issued and sold by the Registrant in connection with the exercise of options granted under the Registrant's Stock Option Plan for Directors (the "Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan.

(2) Based on the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on October 26, 1998.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to
Rule 457 (h)(1) under the Securities Act of 1933, as amended.

Incorporation by reference of contents of Registration Statement on Form S-8 (Reg. No. 333-14891).

     The contents of the Registration Statement on Form S-8 filed by the Registrant on October 23, 1996 (Reg. No. 333-14891) relating to the Plan are hereby incorporated by reference pursuant to General Instruction E to Form S-8.

Item 8. Exhibits.

     See Exhibit Index.



                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mobile, Alabama on the 28th day of October, 1998.

                                   QMS, Inc.


                                   By: /s/ Edward E. Lucente
                                           Edward E. Lucente
                                           President

                              POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward E. Lucente as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the date indicated.

Signature                     Title                         Date


/s/ Edward E. Lucente                                   October 28, 1998
Edward E. Lucente             President and Director
                              (Principal Executive Officer)

/s/ James A. Wallace                                    October 28, 1998
James A. Wallace              Chief Financial Officer and
                              Director


/s/ James L. Busby                                      October 28, 1998
James L. Busby                Director


/s/ Lucius E. Burch, III                                October 28, 1998
Lucius E. Burch, III          Director


/s/ F. Rigdon Currie                                    October 28, 1998
F. Rigdon Currie              Director


/s/ Charles D. Daley                                    October 28, 1998
Charles D. Daley              Director


/s/ Michael C. Dow                                      October 28, 1998
Michael C. Dow                Director


/s/ Jack Edwards                                        October 28, 1998
Jack Edwards                  Director


/s/ S. Felton Mitchell, Jr.                             October 28, 1998
S. Felton Mitchell, Jr.       Director

                                EXHIBIT INDEX

Exhibit                                                          Page
Number         Description                                       Number


5              Opinion of Hand Arendall, L.L.C. with
               respect to the securities being registered.

23(a)          Consent of Hand Arendall, L.L.C. (included in
               Exhibit 5)

23(b)          Consent of Deloitte & Touche LLP.

                                                                       EXHIBIT 5

                          HAND ARENDALL  LETTERHEAD

                               October 28, 1998

QMS, Inc.
One Magnum Pass
Mobile, Alabama 36618

     Re:  Registration Statement on Form S-8
          Stock Option Plan for Directors

Ladies and Gentlemen:

     We have served as counsel for QMS, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement") of an aggregate of 250,000 shares (the "Shares") of common stock, $0.01 par value of the Company, to be offered and sold by the Company pursuant to the Company's Stock Option Plan for Directors (the "Plan").

     We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the adoption of the Plan as we have deemed necessary and advisable.

     In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate state, local and federal officials.

     This opinion is limited to the Delaware General Corporation Law.

     Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

     1.   The Shares have been duly authorized; and

     2. Upon the issuance and delivery of the Shares upon receipt of lawful consideration therefor pursuant to the Plan, such Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                        Very truly yours,

                                        /s/ Hand Arendall, L.L.C.
                                        HAND ARENDALL, L.L.C.

                                                                   Exhibit 23(b)

      We consent to the incorporation by reference in this Registration Statement of QMS, Inc. on Form S-8 of our reports dated November 7, 1997 (December 8, 1997 as to Note 19b) included in the Annual Report on Form 10-K of QMS, Inc. for the year ended October 3, 1997.

                                          /s/ Deloitte & Touche LLP
                                          DELOITTE & TOUCHE LLP

Birmingham, Alabama
October 28, 1998